(e)(1)(i)

February 28, 2011

Todd Modic

Senior Vice President

ING Investments Distributor, LLC

7337 E. Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2002, between ING Variable Portfolios, Inc. and ING Investments Distributor, LLC, formerly, ING Funds Distributor, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Distributor to render underwriting services to ING Australia Index Portfolio, a newly established Series of ING Variable Portfolios, Inc. (the “Portfolio”), effective on or about February 28, 2011, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Schedule of Approvals of the Agreement. The Amended Schedule of Approvals is attached hereto.

The Amended Schedule of Approvals has also been updated to reflect: 1) the name changes of ING Dow Jones Euro STOXX 50 Index Portfolio to ING Euro STOXX 50® Index Portfolio and ING Japan Equity Index Portfolio to ING Japan TOPIX Index® Portfolio; and 2) the removal of ING Opportunistic LargeCap Growth Portfolio, ING Opportunistic LargeCap Portfolio, ING Russell™ Global Large Cap Index 75% Portfolio, and ING U.S. Government Money Market Portfolio because these series recently merged into other funds, liquidated or dissolved.

Please signify your acceptance to act as Distributor under the Agreement with respect to the Portfolio.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd., Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING INVESTMENTS DISTRIBUTOR, LLC

Company

ING Australia Index Portfolio

ING BlackRock Science and Technology Opportunities Portfolio

ING Euro STOXX 50® Index Portfolio

ING FTSE 100 Index® Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan TOPIX Index® Portfolio

ING NASDAQ 100 Index® Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio